(Local Currency-Single Jurisdiction)

                                     ISDA(R)
                  International Swap Dealers Association, Inc.

                                    SCHEDULE
                                     to the
                                Master Agreement

                          dated as of February 28, 1996


                                               Kleinert's, Inc. of Alabama and
 between CoreStates Bank, N.A. and               Kleinert's, Inc. of Florida
             ("Party A")                                 ("Party B")

Part 1. Termination Provisions.

(a)         "Specified Entity" means in relation to Party A for the

            purpose of:--

            Section 5(a)(v), none

            Section 5(a)(vi), none

            Section 5(a)(vii), none

            Section 5(b)(ii), none

                         and in relation to Party B for the purpose of:--

            Section 5(a)(v),              Kleinert's, Inc.

            Section 5(a)(vi),             Kleinert's, Inc.

            Section 5(a)(vii),            Kleinert's, Inc.

            Section 5(b)(ii),             Kleinert's, Inc.

(b)         "Specified Transactions" will have the meaning specified in
            Section 14 of this Agreement.

(c) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A will apply to Party B

            If such provisions apply:--

            "Specified Indebtedness" will have the meaning specified in
            Section 12 of this Agreement except that such term shall not include obligations in respect of deposits received in the ordinary course of a party's banking business.

            "Threshold Amount" means $10 million.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(ii) will apply to Party A will apply to Party B

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A will not apply to Party B

(f) Payments on Early Termination. For purpose of Section 6(e) of this Agreement:--

            (i)  Market Quotation will apply.

            (ii) The Second Method will apply.

(g)         Additional Termination Event will not apply.

Part 2. Agreement to Deliver Documents.

For the purpose of Section 4(a) of this Agreement, each party agrees to deliver the following documents, as applicable:--

  Party required to        Form/Document/              Date by which             Covered by
  deliver document          Certificate                to be delivered         Section 3(d)
                                                                                Representation

       Party B             Certificate                 Upon Execution                Yes
                           substantially in            of this Agreement
                           the form of
                           Exhibit II


       Party B             Opinion of Counsel         Upon Execution                 No
                           substantially in the       of this Agreement
                           form of Exhibit III

       Party B             Financial Statements       As Requested                   Yes


Part 3. Miscellaneous

(a) Addresses for Notices. For the purpose of Section 10(a) of this Agreement:--

              Address for notices or communications to Party A:--

              Front Office issues:

              CoreStates Bank, N.A.

              Street Address:       1345 Chestnut Street, Philadelphia, PA 19107
              Mailing Address:      P.O. Box 7618, Philadelphia, PA 19101-7618
              Attention:            Interest Rate Desk, F.C. 1-1-9-49
              FAX:                  (215) 973-6201
              Phone:                (215) 973-6028

              Back Office issues:

              Street Address:       1345 Chestnut Street, Philadelphia, PA 19107
              Mailing Address:      P.O. Box 8590, Philadelphia, PA 19101-8590
              Attention:            Investment Operations, F.C. 1-1-8-4

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


              Master Documentation and Confirmations:

              Attention:                    Ms. Nancy Doyle
              FAX:                          (215) 973-8388
              Phone:                        (215) 973-1148

              Resets and Settlements:

              Attention:                    Ms. Wendy Havens
              FAX:                          (215) 973-6693
              Phone:                        (215) 973-1022

              Electronic Messaging System Details: ...........................


              Address for notices or communications to Party B:--

              Address: Suite 100; 120 West Germantown Pike; Plymouth Meeting, PA 19462-1420

              Attention: Gerald E. Monigle

              Telex No.: ..........................  Answerback: ..............

              Facsimile No.: (610) 828 - 4589  Telephone No.: (610) 828 - 7261

              Electronic Messaging System Details:  ...........................

(b) Calculation Agent. The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(c)           Credit Support Document.  N/A

(d) Credit Support Provider. Credit Support Provider means in relation to Party A. None

              Credit Support Provider. Credit Support Provider means in relation to Party B. None


(e) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

2(f) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to any Transaction unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(g) "Affiliate" will have the meaning specified in Section 12 of this Agreement.

Part 4. Other Provisions.

(a)           Confirmations.  Notwithstanding anything to the contrary in this
              Agreement:

              (i) The parties hereto agree that with respect to each Transaction hereunder a legally binding agreement shall exist from the moment that the parties hereto agree on the essential terms of such Transaction, which the parties anticipate will occur by telephone.

              (ii) For each Transaction Party A and Party B agree to enter into

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

              hereunder, Party A shall promptly send to Party B a Confirmation, substantially in the form of Exhibit I setting forth the terms of such Transaction. Party B shall execute and return the Confirmation to Party A or request correction of any error within three Business Days of receipt. Failure of Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation of such terms.

(b)           Additional Agreements.

              (i) Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to the party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event).

              (ii) Party B agrees to give all notices described in (b)(i) of this Part 4 with respect to any Credit Support Provider.

(c) Additional Representations. Section 3 of the Agreement is hereby amended by adding at the end thereof the following subsections (e) and (f):

                  "(e) Eligible Swap Participant. It is an "eligible swap participant" as that term is defined by the Commodity Futures Trading Commission at 17 C.F.R. ss. 35.1(b)(2)."

                  "(f) Line of Business. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business."

(d) FDIC Requirements. The following Additional Representations and Agreements will apply to Party A and will not apply to Party B:

                  (i) The necessary action to authorize referred to in the representation in Section 3 (a)(ii) of this Agreement includes all authorizations required under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and any regulations and guidelines thereunder.

                  (ii) At all times during the term of this Agreement, it will continuously include and maintain as part of its official written books and records, this Agreement, this Schedule and all other exhibits, supplements, and attachments hereto and documents incorporated by reference herein, all Confirmations and evidence of all necessary approvals. In addition to any other remedies which the other party may have under this Agreement or otherwise, if it breaches or defaults on any of its obligations set forth in this subparagraph (ii), the other party shall be entitled to apply to any court of competent jurisdiction for an order requiring specific performance of such obligations, and it shall not contest any such application and shall comply with any such order.

(e) Set-Off. Section 6 of the Agreement is amended by adding the following new subsection 6(f):

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

                  "(f) Set-off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement shall be made without set-off or counterclaim and will not be subject to any conditions except as provided in Section 2 of this Agreement and except as provided in this Section 6(f). Any amount (the 'Early Termination Amount') payable to one party (the 'Payee') by the other party (the 'Payer') under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under
                  Section 5(b) has occurred, will, at the option of the party ('X') other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the 'Other Agreement Amount') payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this
                  Section 6(f).

                  "For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

                  "If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

                  "Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

(f) Consent to Recording. Each Party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the Parties and their Affiliates in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(g) No Reliance. In connection with the negotiation of, the entering into, and the confirming of the execution of this Agreement, any Credit Support Document to which it is a party, each Transaction, and any other documentation relating to this Agreement that it is required by this Agreement to deliver, each party agrees and confirms that: (i) the other party hereto or thereto is not acting as a fiduciary or financial, investment, or commodity trading advisor for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations

              (whether written or oral) of the other party hereto or thereto other than the representations expressly set forth in this Agreement, in such Credit Support Document, and in any Conformation; (iii) the other party hereto or thereto has not given to it (directly or indirectly through any other person) any assurance or guaranty whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of this Agreement, such Credit Support Document, such Transaction or such other documentation; (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent deemed necessary, and it has made its own judgment and upon any advice as it has deemed necessary and not upon any view expressed by the other party hereto or thereto; (v) it has determined that all trading decisions have been the result of arm's length negotiations between the parties; (vi) it is entering into this Agreement, such Credit Support Document, such Transaction and such other documentation with a full understanding of all or the terms, condition and risks hereof and thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and
              (vii) it is a sophisticated investor.

(h) Interest Rate Caps, Collars, Floors and Options. The condition precedent in Section 2(a)(iii)(1) of the Agreement does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payments and delivery obligations under Section 2(a)(i) of this Agreement and shall at the relevant time have no future payment delivery obligations, whether absolute or contingent, under Section 2(a)(i).

(i) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR ANY TRANSACTION CONTEMPLATED HEREBY.


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